UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 28, 2015

AVEO Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34655	04-3581650
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Broadway, 14th Floor Cambridge, Massachusetts	02142
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 588-1960

650 East Kendall Street

Cambridge, Massachusetts 02142

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As disclosed in the Current Report on Form 8-K of AVEO Pharmaceuticals, Inc. (the “Company”) that was filed with the Securities and Exchange Commission on March 24, 2015, and which is incorporated by reference herein (the “Prior 8-K”), the Company has an annual cash incentive program, which is designed to provide cash bonus awards to the Company’s employees, including the Company’s executive officers. Corporate goals under the Company’s annual cash incentive award program for the year ending December 31, 2015, which are set forth in the Prior 8-K, account for 100% of the performance metrics against which the Chief Executive Officer’s eligibility for an annual cash incentive award will be measured. For all other executive officers of the Company, the corporate goals account for 80% of the performance metrics against which the annual cash incentive award will be measured, and individual goals account for the other 20%.

On May 28, 2015, the Compensation Committee established the individual goals under the Company’s annual cash incentive award program for the year ending December 31, 2015 for the Company’s Chief Financial Officer, Keith Ehrlich. Mr. Ehrlich’s individual goals for 2015 relate to leading the financial, IT and facilities groups in supporting the achievement of the Company’s corporate goals, assuring corporate financial compliance and reporting, managing the Company’s financial resources, and developing relationships with banks and key analysts.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 28, 2015, the Company filed a certificate of amendment to its Restated Certificate of Incorporation (the “Certificate of Amendment”) with the Secretary of State of the State of Delaware to increase the number of authorized shares of the Company’s common stock, par value $0.001 per share, from 100,000,000 shares to 200,000,000 shares.

A copy of the Certificate of Amendment is attached as Exhibit 3.1 hereto and is incorporated herein by reference. The foregoing description of the Certificate of Amendment does not purport to be complete and is qualified in its entirety by reference to such exhibit.

Item 5.07. Submission of Matters to a Vote of Security Holders.

At the annual meeting of stockholders of the Company held on May 28, 2015, the Company’s stockholders voted on the following proposals:

1. The following nominees were elected to the Company’s Board of Directors for terms expiring at the 2016 annual meeting of stockholders.

	For	Withheld	Broker Non-Votes
Mr. Michael Bailey	19,028,113	461,649	22,737,864
Mr. Kenneth Bate	16,439,292	3,050,470	22,737,864
Dr. Anthony Evnin	16,449,954	3,039,808	22,737,864
Mr. Tuan Ha-Ngoc	16,420,647	3,069,115	22,737,864
Dr. Raju Kucherlapati	16,446,154	3,043,608	22,737,864
Mr. Henri Termeer	18,999,963	489,799	22,737,864
Dr. Robert Young	16,443,236	3,046,526	22,737,864

2. An amendment to the Company’s Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 100,000,000 shares to 200,000,000 shares was approved.

For:	34,604,591
Against:	6,668,760
Abstain:	954,275
Broker Non-Votes:	0

3. A non-binding, advisory proposal on the compensation of the Company’s named executive officers was approved.

For:	16,241,216
Against:	3,177,288
Abstain:	71,258
Broker Non-Votes:	22,737,864

4. The appointment of Ernst & Young LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2015 was ratified.

For:	41,692,906
Against:	187,222
Abstain:	347,498

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

3.1	Certificate of Amendment to the Restated Certificate of Incorporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVEO Pharmaceuticals, Inc.

Date: June 3, 2015

By:	/s/ Michael Bailey
Michael Bailey
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

3.1	Certificate of Amendment to the Restated Certificate of Incorporation